CONVERTIBLE LINE OF CREDIT NOTE


$10,000,000                                                  February 12, 1997


FOR VALUE RECEIVED, NUMEREX CORP. AND ITS U.S. SUBSIDIARIES listed on the signature page hereto (each individually and collectively, the "Borrower"), with an address at Rose Tree Corporate Center II, Suite 5500, 1400 N. Providence Road, Media, Pennsylvania 19063, jointly and severally promise to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the "Bank"), in lawful money of the United States of America in immediately available funds at its offices located at 1600 Market Street, Philadelphia, Pennsylvania 19103, or at such other location as the Bank may designate from time to time, the principal sum of TEN MILLION DOLLARS ($10,000,000) (the "Facility") or such lesser amount as may be advanced to or for the benefit of the Borrower hereunder prior to the Conversion Date (as hereinafter defined), together with interest accruing on the outstanding principal balance from the date hereof, as provided below:

1. Advance Procedures. During the period from the date of this Note to and including the Conversion Date, the Borrower may borrow, repay and reborrow hereunder, subject to the terms and conditions of this Note and the Loan Documents (as defined herein).

In no event shall the aggregate unpaid principal amount of advances under this Note exceed the face amount of this Note. On the Conversion Date, the then-outstanding principal amount of the loan hereunder may at the election of Borrower convert to an amortizing term loan payable as set forth below provided, that no Event of Default exists or would exist with the giving of notice or the passage of time or both. The "Conversion Date" shall mean January 1, 1999. Borrower must make its election to convert to an amortizing term loan no later than sixty (60) days prior to the Conversion Date by sending written notice (which notice shall be irrevocable) in which the Borrower shall state that it elects to convert.

A request for advance made by telephone must be promptly confirmed in writing by such method as the Bank may require. The Borrower authorizes the Bank to accept telephonic requests for advances, and the Bank shall be entitled to rely upon the authority of any person providing such instructions. The Borrower hereby indemnifies and holds the Bank harmless from and against any and all claims, damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) which may arise or be created by the acceptance of such telephone requests or making such advances, provided, however, that such indemnification shall not apply to claims, damages, losses, liabilities, costs and expenses solely attributable to the Bank's gross negligence or willful misconduct. The Bank will enter on its books and records, which entry when made will be presumed correct, the date and amount of each advance, as well as the date and amount of each payment made by the Borrower.

2. Rate of Interest; Commitment Fee. Amounts outstanding under this Note will bear interest at either the Prime Rate Option or Euro-Rate Option, as the Borrower may select.

     Prime Rate Option: Prior to the Conversion Date, a rate per annum ("Floating Rate") which is at all times equal to the Prime Rate minus the applicable number of basis points calculated under the "Pricing Grid" attached as Exhibit "A".

     Interest under the Prime Rate Option will be calculated on the basis of a year of 365 or 366 days, as the case may be, and paid on the actual number of days elapsed. As used herein, "Prime Rate" shall mean the rate publicly announced by the Bank from time to time as its prime rate. The Prime Rate is not tied to any external rate or index and does not necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers. If and when the Prime Rate changes, the Floating Rate will change automatically without notice to the Borrower, effective on the date of any such change. In no event will the rate of interest hereunder exceed the maximum rate allowed by law.

     Euro-Rate Option: Prior to the Conversion Date, a rate per annum equal to the sum of the Euro-Rate plus the applicable number of basis points calculated under the Pricing Grid, for the applicable Euro-Rate Interest Period in an amount equal to the advance and having a comparable maturity as determined at or about 11:00 a.m. (eastern time) two Business Days prior to the commencement of the Euro-Rate Interest Period.

For the purpose hereof, the following terms shall have the following meanings:

          "Business Day" shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pennsylvania.

          "Euro-Rate" shall mean, with respect to any advance to which the Euro-Rate Option applies for any Euro-Rate Interest Period, the interest rate per annum determined by the Bank by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Bank in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the eurodollar rate two (2) Business Days prior to the first day of such Euro-Rate Interest Period for an amount comparable to such advance and having a borrowing date and a maturity comparable to such Euro-Rate Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage.

          "Euro-Rate Interest Period" shall mean the period of one (1), two (2), three (3) or six (6) months selected by the Borrower commencing on the date of disbursement of an advance and each successive period selected by the Borrower thereafter; provided that if a Euro-Rate Interest Period would end on a day which is not a Business Day, it shall end on the next succeeding Business Day, unless such day falls in the succeeding calendar month in which case the Euro-Rate Interest Period shall end on the next preceding Business Day. In no event shall any Euro-Rate Interest Period end on a day after the Conversion Date (as such term is defined in the Loan Documents).

          "Euro-Rate Reserve Percentage" shall mean the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities").

The Euro-Rate shall be adjusted with respect to any advance to which the Euro-Rate Option applies that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Bank shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

If the Bank determines (which determination shall be made in good faith and shall be final and conclusive) that, by reason of circumstances affecting the interbank eurodollar market generally, deposits in dollars (in the applicable amounts) are not being offered to banks in the interbank eurodollar market for the selected term, or adequate means do not exist for ascertaining the Euro-Rate, then the Bank shall give notice thereof to the Borrower. Thereafter, until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (a) the availability of the Euro-Rate Option shall be suspended, and (b) the interest rate for all advances then bearing interest under the Euro-Rate Option shall be converted at the expiration of the then current Euro-Rate Interest Period(s) to the Prime Rate Option.

In addition, if, after the date of this Note, the Bank shall determine (which determination shall be made in good faith and shall be final and conclusive) that any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Bank to make or maintain or fund loans under the Euro-Rate Option, the Bank shall notify the Borrower. Upon receipt of such notice, until the Bank notifies the Borrower that the circumstances giving rise to such determination no longer apply, (a) the availability of the Euro-Rate Option shall be suspended, and (b) the interest rate on all advances then bearing interest under the Euro-Rate Option shall be converted to the Prime Rate Option either (i) on the last day of the then current Euro-Rate Interest Period(s) if the Bank may lawfully continue to maintain advances under the Euro-Rate Option to such day, or (ii) immediately if the Bank may not lawfully continue to maintain advances under the Euro-Rate Option.

The foregoing notwithstanding, it is understood that the Borrower may select no more than four (4) different Euro-Rate Interest Periods (as defined above) to apply simultaneously. Interest will be calculated on the basis of a year of 360 days for the actual number of days in each interest period. In no event will the rate of interest hereunder exceed the maximum rate allowed by law.

From and after the Conversion Date if Borrower elects to convert, amounts outstanding under this Note will bear interest at a rate per annum as offered by the Bank, in its sole discretion, calculated on a 360 day basis.

     Commitment Fee: Beginning on March 31, 1997 and continuing on the last day or each calendar quarter thereafter until the Conversion Date, the Borrower shall pay a commitment fee to Bank, in arrears, at the applicable rate per annum calculated under the Pricing Grid on the average daily unused portion of the facility during the calendar quarter then ending. The commitment fee shall be computed on the basis or a year of 365 or 366 days, as the case may be, and paid on the actual number of days elapsed.

3. Payment Terms.

     (A) Prior to the Conversion Date, interest under the Prime Rate Option will be due and payable commencing on March 1, 1997, and continuing on the first day of each month thereafter until the Conversion Date.

     (B) Prior to the Conversion Date, accrued interest under the Euro-Rate Option will be due and payable on the last day of each Euro-Rate Interest Period and, if such Euro-Rate Interest Period is longer than three (3) months, also on the last day of every third month during such Euro-Rate Interest Period.

     (C) From and after the Conversion Date, if Borrower so elects, principal shall be due and payable in thirty-six (36) equal consecutive monthly installments, each of which shall be in an amount determined by dividing the outstanding principal amount hereunder on the Conversion Date by sixty (60), commencing on the first day of the month following the month in which the Conversion Date occurs, and continuing on the first day of each month thereafter until the third anniversary of the Conversion Date, at which time a final installment shall be payable in an amount equal to the remaining outstanding principal balance hereunder. Interest shall be payable at the same times as the principal payments. Any outstanding principal and accrued interest shall be due and payable in full on the third anniversary of the Conversion Date.

     (D) If Borrower does not elect to convert, the outstanding principal balance and any accrued but unpaid interest shall be due and payable on January 1, 1999.

If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State where the Bank's office indicated above is located, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment. The Borrower hereby authorizes the Bank to charge the Borrower's deposit account at the Bank for any payment when due hereunder. Payments received will be applied to charges, fees and expenses (including attorneys' fees), accrued interest and principal in any order the Bank may choose, in its sole discretion.

4. Late Payments; Default Rate. If the Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within ten (10) calendar days of the date due and payable, the Borrower also shall pay to the Bank a late charge equal to the lesser of ten percent (10%) of the amount of such payment. Such ten day period shall not be construed in any way to extend the due date of any such payment. The late charge is imposed for the purpose of defraying the Bank's expenses incident to the handling of delinquent payments and is in addition to, and not in lieu of, the exercise by the Bank of any rights and remedies hereunder, under the other Loan Documents or under applicable laws, and any fees and expenses of any agents or attorneys which the Bank may employ. Upon maturity, whether by acceleration, demand or otherwise, and at the option of the Bank upon the occurrence of any Event of Default (as hereinafter defined) and during the continuance thereof, this Note shall bear interest at a rate per annum (based on a year of 360 days and actual days elapsed) which shall be two percentage points (2%) in excess of the interest rate in effect from time to time under this Note but not more than the maximum rate allowed by law (the "Default Rate"). The Default Rate shall continue to apply whether or not judgment shall be entered on this Note.

5. Prepayment. Prior to the Conversion Date, (a) any indebtedness bearing interest under the Prime Rate Option may be repaid without penalty; and (b) if the Bank has not determined that the Euro-Rate is unavailable and Borrower repays all or any part of any advance which is accruing interest under the Euro-Rate Option on other than the last day of the applicable interest period, the Borrower shall pay to Bank, on demand therefor, all amounts due pursuant to paragraph 6 below including the Cost of Prepayment, as defined below. After the Conversion Date, (a) if this Note bears interest at the floating rate, the indebtedness may be prepaid in whole or in part at any time without penalty; and
(b) if this Note bears interest at a fixed rate, notwithstanding anything contained herein to the contrary, upon any prepayment by or on behalf of the Borrower (whether voluntary, on default or otherwise), the Bank may require, if it so elects, the Borrower to pay the Bank as compensation for the cost of being prepared to advance fixed rate funds hereunder an amount equal to the Cost of Prepayment.

6. Yield Protection. The Borrower shall pay to Bank, on written demand therefor, together with the written evidence of the justification therefor, all direct costs incurred, losses suffered or payments made by Bank by reason of any change in law or regulation or its interpretation imposing any reserve, deposit, allocation or capital, or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on the Bank, its holding company or any of their respective assets. In addition, the Borrower agrees to indemnify the Bank against any liabilities, losses or expenses (including loss of margin, any loss or expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect, fund or maintain any Advance bearing interest under the Euro-Rate Option or any part thereof) which the Bank sustains or incurs as a consequence of either (i) the Borrower's failure to make a payment on the due date thereof or (ii) the Borrower's payment, prepayment or conversion of any Advance bearing interest under the Euro-Rate Option on a day other than the last day of the applicable Euro-Rate Interest Period including but not limited to the Cost of Prepayment. "Cost of Prepayment" means an amount equal to the present value, if positive, of the product of (a) the difference between (i) the yield, on the beginning date of the applicable interest period, of a U.S. Treasury obligation with a maturity similar to the applicable interest period minus (ii) the yield, on the prepayment date, of U.S. Treasury obligation with a maturity similar to the remaining maturity of the applicable interest period, and (b) the principal amount to be prepaid, and (c) the number of years, including fractional years from the prepayment date to the end of the applicable interest period. The yield on any U.S. Treasury obligation shall be determined by reference to Federal Reserve Statistical Release H.15(519) "Selected Interest Rates." For purposes of making present value calculations, the yield to maturity of a similar maturity U.S. Treasury obligation on the prepayment date shall be deemed the discount rate. The Cost of Prepayment shall also apply to any payments made after acceleration of the maturity of this Note. The Bank's determination of an amount payable under this paragraph shall, in the absence of manifest error, be conclusive and shall be payable on demand.

7. Other Loan Documents. This Note is issued in connection with the "Loan Agreement" dated today among Borrower and Bank, the "Security Documents" (as defined in the Loan Agreement), and all other documents related thereto, the terms of which are incorporated herein by reference (the "Loan Documents").

8. Events of Default. The occurrence of any of the following events will be deemed to be an "Event of Default" under this Note: (i) the nonpayment of any principal, interest or other indebtedness under this Note when due; (ii) the occurrence of any event of default or default and the lapse of any notice or cure period under any Loan Document or any other debt, liability or obligation to the Bank of any Obligor or any Subsidiary; (iii) the filing by or against any Obligor or any Subsidiary of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against any Obligor or any Subsidiary, such proceeding is not dismissed or stayed within thirty (30) days of the commencement thereof, provided that the Bank shall not be obligated to advance additional funds during such period); (iv) any assignment by any Obligor or any Subsidiary for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of any Obligor or any Subsidiary held by or deposited with the Bank; (v) a default with respect to any other indebtedness of any Obligor or any Subsidiary for borrowed money exceeding $50,000, if the effect of such default is to cause or permit the acceleration of such debt; (vi) the commencement of any foreclosure or forfeiture proceeding, execution or attachment against any collateral securing the obligations of any Obligor to the Bank; (vii) the entry of a final judgment against any Obligor or any Subsidiary in an amount exceeding $50,000 and the failure of such Obligor or Subsidiary to discharge the judgment within ten (10) days of the entry thereof; (viii) in the event that this Note or any guarantee executed by any Guarantor is secured, the failure of any Obligor to provide the Bank with additional collateral if in the opinion of the Bank at any time or times, the market value of any of the collateral securing this Note or any guarantee has depreciated; (ix) any material adverse change in the business, assets, operations, financial condition or results of operations of Obligors and Subsidiaries in the aggregate; (x) the Borrower or any Subsidiary ceases doing business as a going concern; (xi) the revocation or attempted revocation, in whole or in part, of any guarantee by any Guarantor; (xii) the death or legal incompetency of any individual Obligor or, if any Obligor is a partnership, the death or legal incompetency of any individual general partner; (xiii) any representation or warranty made by any Obligor to the Bank in any Loan Document, or any other documents now or in the future securing the obligations of any Obligor to the Bank, is false, erroneous or misleading in any material respect; or (xiv) the failure of any Obligor to observe or perform any covenant or other agreement with the Bank contained in any Loan Document or any other documents now or in the future securing the obligations of any Obligor to the Bank. As used herein, (A) the term "Obligor" means any Borrower, any "Guarantor" (meaning any guarantor of the obligations of the Borrower to the Bank existing on the date of this Note or arising in the future), and any "Pledgor" (meaning any party which has pledged equity in any foreign Subsidiary of Borrower as collateral security for this Note) and (B) the term "Subsidiary" has the meaning given to such term is the Loan Agreement and includes all Subsidiaries of the Borrower.

Upon the occurrence of an Event of Default: (a) the Bank shall be under no further obligation to make advances hereunder; (b) if an Event of Default specified in clause (iii) or (iv) above shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind; (c) if any other Event of Default shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the option of the Bank and without demand or notice of any kind, may be accelerated and become immediately due and payable;
(d) at the option of the Bank, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and (e) the Bank may exercise from time to time any of the rights and remedies available to the Bank under the Loan Documents or under applicable law.

9. Power to Confess Judgment. The Borrower hereby empowers any attorney of any court of record, after the occurrence of any Event of Default hereunder, to appear for the Borrower and, with or without complaint filed, confess judgment, or a series of judgments, against the Borrower in favor of the Bank or any holder hereof for the entire principal balance of this Note, all accrued interest and all other amounts due hereunder, together with costs of suit and an attorney's commission of the greater of ten percent (10%) of such principal and interest or $1,000 added as a reasonable attorney's fee, and for doing so, this Note or a copy verified by affidavit shall be a sufficient warrant. The Borrower hereby forever waives and releases all errors in said proceedings and all rights of appeal and all relief from any and all appraisement, stay or exemption laws of any state now in force or hereafter enacted. Interest on any such judgment shall accrue at the Default Rate.

No single exercise of the foregoing power to confess judgment, or a series of judgments, shall be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void, but the power shall continue undiminished and it may be exercised from time to time as often as the Bank shall elect until such time as the Bank shall have received payment in full of the debt, interest and costs.

10. Right of Setoff. In addition to all liens upon and rights of setoff against the money, securities or other property of the Borrower given to the Bank by law, the Bank shall have, with respect to the Borrower's obligations to the Bank under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Borrower hereby assigns, conveys, delivers, pledges and transfers to the Bank all of the Borrower's right, title and interest in and to, all deposits, moneys, securities and other property of the Borrower now or hereafter in the possession of or on deposit with, or in transit to, the Bank whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrower. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Bank, although the Bank may enter such setoff on its books and records at a later time.

11. Miscellaneous. No delay or omission of the Bank to exercise any right or power arising hereunder shall impair any such right or power or be considered to be a waiver of any such right or power, nor shall the Bank's action or inaction impair any such right or power. The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Bank in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the

Bank's counsel. If any provision of this Note is found to be invalid by a court, all the other provisions of this Note will remain in full force and effect. The Borrower and all other makers and indorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment. The Borrower also waives all defenses based on suretyship or impairment of collateral. If this Note is executed by more than one Borrower, the obligations of such persons or entities hereunder will be joint and several. This Note shall bind the Borrower and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns.

This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank's office indicated above is located. THIS NOTE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE BANK AND THE BORROWER DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE BANK'S OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES. The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court for the county or judicial district where the Bank's office indicated above is located, and consents that all service of process be sent by nationally recognized overnight courier service directed to the Borrower at the Borrower's address set forth herein and service so made will be deemed to be completed on the business day after deposit with such courier; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

12. WAIVER OF JURY TRIAL. THE BORROWER IRREVOCABLY WAIVES ANY ALL RIGHTS THE BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Borrower acknowledges that it has read and understood all the provisions of this Note, including the confession of judgment and waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

[CORPORATE SEAL]                           NUMEREX CORP.


Attest: /s/Robert Drennen                  By: /s/Charles L. McNew
        -------------------------              ---------------------------

Print Name: Robert Drennen                 Print Name: Charles L. McNew
            --------------------                       -------------------

Title:                                     Title:
      ---------------------------                -------------------------


[CORPORATE SEAL]                           DCX SYSTEMS, INC.


Attest: /s/Robert Drennen                  By: /s/Charles L. McNew
        -------------------------              ---------------------------

Print Name: Robert Drennen                 Print Name: Charles L. McNew
            --------------------                       -------------------

Title:                                     Title:
      ---------------------------                -------------------------


[CORPORATE SEAL]                           DIGILOG INC.


Attest: /s/Robert Drennen                  By: /s/Charles L. McNew
        -------------------------              ---------------------------

Print Name: Robert Drennen                 Print Name: Charles L. McNew
            --------------------                       -------------------

Title:                                     Title:
      ---------------------------                -------------------------

[CORPORATE SEAL]                           NUMEREX INVESTMENT CORP.

Attest: /s/Robert Drennen                  By: /s/Charles L. McNew
        -------------------------              ---------------------------

Print Name: Robert Drennen                 Print Name: Charles L. McNew
            --------------------                       -------------------

Title:                                     Title:
      ---------------------------                -------------------------


                                                                 EXHIBIT A

                                                               Pricing Grid(1)

===================================================================================================================================
                                          LEVEL I                                                 LEVEL II
-----------------------------------------------------------------------------------------------------------------------------------
Basis for Pricing       Consolidated Net Income is less than $5,000,000        Consolidated Net Income is equal to or greater
                                                                               than $5,000,000
-----------------------------------------------------------------------------------------------------------------------------------
Commitment Fee                              25                                                       13
-----------------------------------------------------------------------------------------------------------------------------------
Euro-Rate plus                              125                                                      100
-----------------------------------------------------------------------------------------------------------------------------------
Prime Rate minus                            25                                                       50
===================================================================================================================================

(1) All prices are expressed in basis points per annum; basis points in "Euro-Rate" and "Prime Rate" rows represent margins added to or subtracted from those rates in computing the interest rate(s) payable on the amounts outstanding under this Note. Pricing levels are determined quarterly on the basis of the Borrower's "Consolidated Net Income" as set forth in the compliance certificates submitted under the Loan Agreement. Changes in pricing levels will become effective on the fifth Business Day following the Bank's receipt of a compliance certificate indicating a change in the Borrower's Consolidated Net Income which requires a change in pricing level. Pricing will be at level I from the Closing Date until any change is necessitated by the Borrower's Consolidated Net Income for the quarter ending January 31, 1997.




(2) "Consolidated Net Income" means the consolidated net income of NumereX Corp. and its subsidiaries measured at the end of each fiscal quarter for the previous four fiscal quarters.